Exhibit 1.1

EXECUTION VERSION

4,500,000 Shares

RE/MAX HOLDINGS, INC.

CLASS A COMMON STOCK, $0.0001 PAR VALUE

UNDERWRITING AGREEMENT

November 18, 2015

November 18, 2015

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York  10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the several Underwriters named in Schedule I

Ladies and Gentlemen:

RIHI, Inc., a Delaware corporation (the “Selling Stockholder”), a shareholder of RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for which you are acting as representatives (the “Representatives”), an aggregate of 4,500,000 shares (the “Firm Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company.

The Selling Stockholder also proposes to sell to the several Underwriters not more than an additional 675,000 shares of the Class A Common Stock (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby, together with the shares of Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) are hereinafter referred to as the “Common Stock.”

In connection with the offering (the “Offering”) contemplated by this Agreement, the Class A Common Stock to be sold by the Selling Stockholder will be issued by the Company to the Selling Stockholder upon exchange of common units of RMCO, LLC, a Delaware limited liability company (“RMCO”), held by the Selling Stockholder at a ratio of one common unit for one share of Class A Common Stock of the Company, pursuant to the terms of the fourth amended and restated limited liability company operating agreement (the “Fourth RMCO, LLC Agreement”) dated October 1, 2013 among RMCO, the Selling Stockholder, the Company, and the other parties named therein.  The Class A Common Stock to be sold in the Offering has been registered for resale pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”), dated October 1, 2013, among the Company, the Selling Stockholder and the other investors named therein.

This Agreement, the Registration Rights Agreement and the Fourth RMCO, LLC Agreement are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (file number 333- 207629) on Form S-3, including a prospectus, relating to the Shares to be sold by the Selling Stockholder from time to time.  The registration statement at the time it, and any post-effective amendment thereto, became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement” and the related prospectus relating to the Shares dated November 9, 2015 filed with the Commission is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The Company, RMCO and the Selling Stockholder agree and confirm that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

1.                                      Representations and Warranties of the Company and RMCO.  Each of the Company and RMCO, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or RMCO, threatened by the Commission.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section  5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 Each of the Company and RMCO has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of their incorporation or formation, has the corporate or limited liability company power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole.

(e)                                  Each subsidiary of the Company and RMCO listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2014 and on Schedule III hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests of each Subsidiary of the Company and RMCO have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or RMCO, as applicable, free and clear of all liens, encumbrances, equities or claims.

(f)                                   This Agreement has been duly authorized, executed and delivered by the Company and RMCO.  Each of the other Transaction Documents  has been duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, and constitutes the valid and legally binding obligation of Company and RMCO, as applicable, enforceable in accordance with its terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.

(g)                                  Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)                                 The authorized capital stock of the Company and the authorized membership interests of RMCO conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  All of the membership interests of RMCO outstanding prior to the  consummation of this offering have been duly authorized, fully paid and validly issued.  Except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j)                                    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.  All of the membership interests of RMCO outstanding as of the Closing Date (as defined in Section 5) have been duly authorized, fully paid and validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(k)                                 The execution and delivery by the Company or RMCO of, and the performance by each of the Company or RMCO of its obligations under, each of the Transaction Documents (to the extent the Company or RMCO is a party thereto) will not (i) contravene any provision of applicable law, (ii) violate the terms of the certificate of incorporation, certificate of formation,  bylaws or limited liability company agreement of the Company or RMCO, as applicable, (iii) conflict with or result in a breach of any agreement or other instrument binding upon the Company, RMCO or any of their subsidiaries that is material to the Company, RMCO and their subsidiaries, taken as a whole, or (iv) result in the violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, RMCO or any subsidiary, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, or on the power and ability of the Company or RMCO to perform their obligations under each of the Transaction

Documents or to consummate the transactions contemplated by the Time of Sale Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained for the performance by each of the Company or RMCO of its  obligations under each of the Transaction Documents, except (i) such as may have previously been obtained, and (ii) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the approval for the listing of the Common Stock on the New York Stock Exchange (“NYSE”), each in connection with the offer and sale of the Shares.

(l)                                     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, RMCO and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)                             There are no legal or governmental proceedings pending or, to the knowledge of the Company or RMCO, threatened to which the Company, RMCO or any of their subsidiaries is a party or to which any of the properties of the Company, RMCO or any of their subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, or on the power or ability of the Company or RMCO to perform their obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company, RMCO or their subsidiaries are subject or by which the Company, RMCO or their subsidiaries are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n)                                 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)                                 Neither the Company nor RMCO is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)                                 The Company, RMCO and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole.

(q)                                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole.

(r)                                    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or RMCO and any person granting such person the right to require the Company or RMCO, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company or RMCO, or to require the Company or RMCO to include such securities with the Shares registered pursuant to the Registration Statement.

(s)                                   Neither the Company nor RMCO nor any of their subsidiaries, nor any director or officer, nor, to the knowledge of the Company or RMCO, any employee, agent, affiliate or representative of the Company or RMCO or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, RMCO and their subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t)                                    The operations of the Company, RMCO and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, RMCO and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, RMCO or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or RMCO, threatened.

(u)                                 (i)  None of the Company, RMCO, any of their subsidiaries, or any director, officer or employee of the Company, RMCO or any of their subsidiaries, or, to the knowledge of the Company or RMCO, any agent, affiliate or representative of the Company or RMCO or any of their subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                        [Reserved]

(iii)                     For the past five years, the Company, RMCO and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v)                                 Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, RMCO and their subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and RMCO have not purchased any of their outstanding capital stock or membership interests, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, membership interests, short-term debt or long-term debt of the Company, RMCO and their subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w)                               The Company, RMCO and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, RMCO and their subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Time of Sale Prospectus, or such as (ii) do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, RMCO and their subsidiaries; and any real property and buildings held under lease by the Company, RMCO and their subsidiaries are held by them under valid, subsisting and, to the knowledge of the Company or RMCO, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, RMCO and their subsidiaries, in each case except as described in the Time of Sale Prospectus.

(x)                                 The Company, RMCO and their subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Company, RMCO or any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole.

(y)                                 No material labor dispute with the employees of the Company, RMCO or any of their subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company or RMCO, is imminent; and neither the Company nor RMCO is aware of any existing, threatened or imminent labor disturbance by its employees that could reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole. No dispute exists or is imminent between the Company, RMCO or a subsidiary of the Company or RMCO and one or more parties that license a franchise, directly or indirectly, from the Company, RMCO or a subsidiary of the Company or RMCO (each, a “franchisee”) that could reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole.

(z)                                  Each franchisee is such by virtue of being a party to a franchise contract with the Company, RMCO or a subsidiary of either of them and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company, RMCO or a subsidiary of either of them, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company, RMCO or a subsidiary of the Company or RMCO in accordance with its terms, except (i) for any one or more of such franchise contracts as would not reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, and (ii) to the extent that enforcement thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) an implied covenant of good faith and fair dealing.

(aa)                          The Company, RMCO and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the judgment of the Company or RMCO, prudent and customary in the businesses in which they are engaged; none of the Company, RMCO or their subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, RMCO or their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb)                          The Company, RMCO and their subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses,  except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, and none of the Company, RMCO or their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc)                            The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)                            The Company, RMCO and each of their subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and RMCO), and no tax deficiency has been determined adversely to the Company, RMCO or any of their subsidiaries which has had (nor does the Company nor RMCO nor any of their subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, RMCO or their subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company, RMCO and their subsidiaries, taken as a whole. RMCO is treated as a partnership for U.S. federal income tax purposes.

(ff)                              As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, includes or will contain an untrue statement of a material fact  omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus, any free writing prospectus, when considered together with the Time of Sale Prospectus, based upon information relating to any

Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(gg)                            The Company, RMCO and each of their subsidiaries have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company, RMCO and such subsidiary in each state in which the Company, RMCO or such subsidiary is doing business. The Company, RMCO and each of their subsidiaries have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company, RMCO and such subsidiary in each state in which the Company, RMCO or such subsidiary is doing business.

2.                                      Representations and Warranties of the Selling Stockholder.  The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)                                 This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b)                                 The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)                                  The Selling Stockholder has, and on each Applicable Closing Date (as defined below) will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d)                                 Upon payment by the Underwriters for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) to hold the Shares on its behalf, registration of such Shares in the name of Cede or such other nominee and the indication by DTC, as securities intermediary for each Underwriter, in its records, by book entry, that the Shares being purchased by such Underwriter have been credited to a securities account of such Underwriter at DTC (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares or the security entitlement with respect thereto), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and indication occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)                                  The Selling Stockholder is not prompted by any material information concerning the Company, RMCO or any of their subsidiaries that is not disclosed in the Time of Sale Prospectus or Prospectus to sell its Shares pursuant to this Agreement.

(f)                                   (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, at the Closing Date (as defined in Section 5), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplement thereto, which information is understood to be limited to the information regarding the Selling Stockholder in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholder” as well as the biographical information relating to shareholders of the Selling Stockholder who are officers and directors of the Company included under the caption “Corporate Governance” incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus from the Company’s Definitive Proxy Statement on Schedule 14A (filed on March 27, 2015) (collectively, the “Selling Stockholder Information”).

(g)                                  The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

3.                                      Agreements to Sell and Purchase.  The Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $34.47 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 675,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (an “Option Closing

Date”).  Each Option Closing Date must be at least two business days after the written notice is given and may not be later than ten business days after the date of such notice.  If the date of exercise of the option is one or more days before the Closing Date (as defined in Section 5), the notice of exercise shall set the Closing Date (as defined in Section 5) as the Option Closing Date.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each Option Closing Date, if any, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.                                      Terms of Public Offering.  The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $36.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.918 a share under the Public Offering Price.

5.                                      Payment and Delivery.  Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 24, 2015, or at such other time on the same or such other date, not later than 5 business days after scheduled closing, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”  The Closing Date and each Option Closing Date are each sometimes referred to herein as an “Applicable Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than 10 business days after expiration of the option to purchase Additional Shares, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the

Shares to the Underwriters duly paid, against payment of the Purchase Price therefor (and such Purchase Price shall be reduced by any withholding required by law).

6.                                      Conditions to the Underwriters’ Obligations.  The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on an Applicable Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to each Applicable Closing Date:

(i)                           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, RMCO or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                        there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, RMCO and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on each Applicable Closing Date a certificate, dated such Applicable Closing Date, of an executive officer of each of the Company and RMCO and of a principal financial or accounting officer of each of the Company and RMCO, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company and RMCO, respectively, contained in this Agreement are true and correct as of such Applicable Closing Date and that the Company or RMCO, as applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Applicable Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on each Applicable Closing Date an opinion and a disclosure letter of Morrison & Foerster LLP, outside counsel for the Company and RMCO, dated the Closing Date, in substantially the form attached as Exhibits B-1 and B-2 hereto.

(d)                                 The Underwriters shall have received on each Applicable Closing Date an opinion of Bryan Cave LLP, counsel for the Selling Stockholder, dated the Closing Date, in substantially the form attached as Exhibit C hereto.

(e)                                  The Underwriters shall have received on each Applicable Closing Date an opinion and disclosure letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

The opinion of Morrison & Foerster LLP described in Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)                                   The Underwriters shall have received, on each of the date hereof and each Applicable Closing Date, a letter dated the date hereof or such Applicable Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                  The Underwriters shall have received on and as of each Applicable Closing Date, satisfactory evidence of the good standing of the Company, RMCO and each Subsidiary in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(h)                                 The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company and RMCO relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on each Applicable Closing Date.

(i)                                     The Underwriters shall have received on each Applicable Closing Date a certificate, dated such Applicable Closing Date, of an authorized officer of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of such Applicable Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Applicable Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and RMCO, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, including officers’ certificates, opinions of counsel and accountants’ comfort letters to the effect set forth above, except that, if such Option Closing Date is different than the Closing Date, such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date as provided in this Section 6.

7.                                      Covenants of the Company.  Each of the Company and RMCO, jointly and severally, covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company or RMCO be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of

Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholder, agree to pay or cause to be paid all of their respective expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and RMCO’s counsel and the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the sale of the Shares and the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii)(a) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (iv) of this Section 7(i), of $50,000) and (b) the cost of printing or producing any Legal Investment memorandum in connection with the offer and sale of the Shares in Canada and all expenses in connection with the qualification of the Shares for offer and sale in Canada as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters and for the Company in connection with such qualification and in connection with the Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (iii)(a) of this Section 7(i), of $50,000), (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

Each of the Company, RMCO and the Selling Stockholder also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 75 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to enter into any such transaction, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any membership interests in RMCO, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock, any membership interests in RMCO or any securities convertible into or exercisable or exchangeable for Common Stock or any membership interests in RMCO.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder (and the related exchange of RMCO units as described in the Prospectus), (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance by the Company of any securities pursuant to any incentive plan or stock ownership plan in effect on the date hereof and described in the Time of Sale Prospectus, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (e) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law or by order of a court of competent jurisdiction, provided that the Company shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of these provisions prior to such transfer, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the

Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (g) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable for Common Stock in connection with any (i) mergers, (ii) acquisition of businesses or franchise rights, (iii) joint ventures or (iv) strategic alliances, provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) shall not exceed 10% of the total number of shares of the Company’s Common Stock on a fully diluted basis immediately following the completion of the transactions contemplated by this Agreement, and provided, further, that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (g) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit A hereto.

8.                                      Covenants of the Selling Stockholder.  The Selling Stockholder covenants with the Underwriters that the Selling Stockholder will deliver to the Underwriters (or their agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-9.

9.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company and RMCO not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.                               Indemnity and Contribution.  (a) The Company and RMCO, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Selling Stockholder Information and provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall be limited to an amount equal to the aggregate net proceeds (after deducting discounts and commissions but before expenses) to such Selling Stockholder from the sale of the Shares by such Selling Stockholder hereunder.

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, RMCO, the Selling Stockholder, the directors of the Company, RMCO and the Selling Stockholder, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, RMCO or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, RMCO and/or the Selling Stockholder to the Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, the Prospectus or any amendment or supplement thereto.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding; but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 10(a), 10(b) or 10(c) unless the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 10(a), 10(b) or 10(c) above.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of the Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, RMCO and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company, RMCO and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, RMCO and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)                                   The Company, RMCO and the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10  are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, RMCO and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, RMCO, their officers or directors or any person controlling the Company or RMCO and (iii) acceptance of and payment for any of the Shares.

11.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, RMCO and the Selling Stockholder, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States  shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State  authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, RMCO or the Selling Stockholder.  In any such case either you or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, RMCO or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, RMCO or the Selling Stockholder shall be unable to perform its obligations under this Agreement, which, for purposes of this Section 12, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 11, the Company, RMCO and the Selling Stockholder, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses

(including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, RMCO and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, RMCO, the Selling Stockholder or any other person, (ii) the Underwriters owe the Company, RMCO and the Selling Stockholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company, those of RMCO and those of the Selling Stockholder.  Each of the Company, RMCO and the Selling Stockholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.          Counterparts.  This Agreement may be signed in three or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.          Applicable Law.  This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of law principles.

16.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention:  Equity Syndicate Desk; if to the Company, RMCO or the Selling Stockholder, shall be delivered, mailed or sent to RE/MAX Holdings, Inc., Attention: Adam Lindquist Scoville, 5075 South Syracuse Street, Denver, Colorado 80237.

Very truly yours,

RE/MAX HOLDINGS, INC.

By:	/s/ Adam Lindquist Scoville
	Name:	Adam Lindquist Scoville
	Title:	Vice President, General Counsel

RMCO, LLC

By:	/s/ Adam Lindquist Scoville
	Name:	Adam Lindquist Scoville
	Title:	Vice President, General Counsel

RIHI, INC.

By:	/s/ Adam Lindquist Scoville
	Name:	Adam Lindquist Scoville
	Title:	Vice President, General Counsel

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Ryan Fernandes
	Name:	Ryan Fernandes
	Title:	Vice President

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Evan Ladouceur
	Name:	Evan Ladouceur
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Eugene Sohn
	Name:	Eugene Sohn
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,260,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,260,000
J.P. Morgan Securities LLC	1,260,000
William Blair & Company, L.L.C.	337,500
Perella Weinberg Partners LP	225,000
Zelman Partners LLC	157,500
Total:	4,500,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued November 16, 2015

2.                                      The following orally communicated pricing information:

Number of Shares: 4,500,000

Price to Public: $36.00 per share

II-1

SCHEDULE III

Subsidiary List of RE/MAX Holdings, Inc.

	Legal Name	Jurisdiction

1.	BMFC, LLC	Delaware
2.	RB2B, LLC	Delaware
3.	RE/MAX, LLC	Delaware
4.	RE/MAX Ancillary Services, LLC	Delaware
5.	RE/MAX Brokerage, LLC	Delaware
6.	RE/MAX Caribbean Islands, LLC	Delaware
7.	RE/MAX Foreign Holdings, LLC	Delaware
8.	RE/MAX of the Pacific, LLC	Delaware
9.	RE/MAX of Western Canada (1998), LLC	Delaware
10.	RMCO, LLC	Delaware
11.	Sacagawea, LLC	Delaware
12.	STC Northwest, LLC	Delaware
13.	Syracuse Development Company, LLC	Delaware
14.	Equity Group Insurance, LLC	Oregon

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

, 2015

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York  10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC  (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), RMCO LLC, a Delaware limited liability company (“RMCO”) and RIHI, Inc., a Delaware corporation, as selling stockholder (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of a class of common stock of the Company (the “Common Stock”). References to shares of Common Stock in this lockup letter shall be deemed to refer to shares of any class of common stock of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common

Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the sale of Common Stock pursuant to the terms of the Underwriting Agreement (and the related exchange of RMCO units as described in the Prospectus), or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with transfers or dispositions of such shares of Common Stock or other securities acquired in such open market transactions (other than a filing on Form 5 made after the expiration of the Restricted Period), or (c) transfers of Common Stock or any security convertible into Common Stock to the spouse, domestic partner, parent, sibling, child or grandchild (each an “immediate family member”) of the undersigned or to a trust formed for the benefit of the undersigned or of an immediate family member of the undersigned, or (d) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, stockholders or affiliates of the undersigned or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned, or (f) as a distribution by a trust to its beneficiaries, provided that in the case of any transfer or distribution pursuant to clause (c), (d), (e) or (f), (1) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (g) the receipt by the undersigned from the Company of Common Stock upon the exercise by the undersigned of options to purchase Common Stock issued pursuant to the Company’s equity incentive plans (including, in each case, by way of net exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale of any securities relating to such options, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), which plans are described in the Prospectus and the registration statement relating to the Public Offering; provided that (1) any securities received upon such vesting event or exercise will also be subject to the terms of this lock-up letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period in connection with such vesting event or exercise, or (h) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities, provided that  unless such transfers are pursuant to the Company’s option to repurchase in the event the undersigned is terminated or resigns as an employee of the Company, no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfers (other than a filing on Form 5 made after the expiration of the Restricted Period), [or] (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period[, or (j) the disposition of shares of Common Stock to the Company in a transaction solely in connection with the payment of taxes due with respect to the net settlement of restricted stock units, provided that such restricted stock unit was outstanding prior to the date of the Prospectus pursuant to a plan or agreement disclosed in the Prospectus, and provided further that any public report or filing under Section 16(a) of the Exchange Act relating to the disposition of shares of Common Stock to the Company in a transaction pursuant to this clause shall clearly indicate in the footnotes thereto that such disposition of shares was solely to the Company.]  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

[Notwithstanding the foregoing, the restrictions above shall not apply to the sale by the undersigned of up to an aggregate of 5,821 shares of our Class A common stock during the Restricted Period.]

The undersigned understands that the Company, RMCO, the Selling Stockholder and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, RMCO, the Selling Stockholder and the Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder if: (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering; (ii) the Underwriting Agreement is not executed by January 31, 2016; or (iii) the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock.

Very truly yours,

Name: